As filed with the Securities and Exchange Commission on January 27, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

______________________

MSC Industrial Direct Co., Inc.

(Exact name of registrant as specified in its charter)

 ______________________

New York	11-3289165
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

75 Maxess Road, Melville, New York	11747
(Address of Principal Executive Offices)	(Zip Code)

______________________

MSC Industrial Direct Co., Inc.

Amended and Restated Associate Stock Purchase Plan

(Full title of the plan)

______________________

Erik Gershwind

President and Chief Executive Officer

MSC Industrial Direct Co., Inc.

75 Maxess Road

Melville, New York  11747

(516) 812-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

______________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

______________________

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Class A Common Stock, $0.001 par value	350,000	$81.47	$28,514,500	$3,111

(1)  The shares of Class A Common Stock, $0.001 par value (“the “Class A Common Stock”) to be registered are issuable under the MSC Industrial Direct Co., Inc. Associate Stock Purchase Plan, as amended and restated (the “Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional shares of Class A Common Stock that may be offered or issued to prevent dilution as part of any stock split, stock dividend or similar transaction.

(2)  Estimated in accordance with Rules 457(c) and 457(h) under the Securities Act solely for purposes of calculating the registration fee, based on the average of the high and low prices of the shares of Class A Common Stock on January 22, 2021, as reported on the New York Stock Exchange.

EXPLANATORY NOTE

In accordance with General Instruction E to Form S-8, this registration statement incorporates by reference the contents of Registration Statement Nos. 333-201523,  333-156850 and 333-70293 on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) by MSC Industrial Direct Co., Inc. (the “Company”) on January 15, 2015, January 22, 2009 and January 8, 1999, relating to shares of Class A Common Stock, $0.001 par value (the “Shares”), issuable pursuant to the MSC Industrial Direct Co., Inc. Associate Stock Purchase Plan (as amended and restated, the “Plan”).  This registration statement is being filed to register an additional 350,000 Shares for issuance pursuant to the Plan.  This registration statement consists of the facing page, this page, other required information, required opinions, consents and other exhibits, and the signature page.

1

PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Company with the Commission are incorporated by reference in this registration statement:

(a) The Company’s Annual Report on Form 10-K for the fiscal year ended August 29, 2020, filed with the Commission on October 27, 2020;

(b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above; and

(c) The description of the Company’s Class A Common Stock, $0.001 par value, contained in the Company’s registration statement on Form 8-A filed with the Commission on December 8, 1995, as amended by Exhibit 4.05 (Description of Registrant’s Securities) to the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2019 filed with the Commission on October 24, 2019, including any amendment or report filed with the Commission for the purpose of updating such description.

In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than portions of such documents deemed not to be filed) on or after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of the filing of such documents.

Item 8. Exhibits.

		Incorporated by Reference
Exhibit No.	Exhibit	Form	File No.	Filing Date	Exhibit No.	Filed Herewith
4.01	Registrant’s Certificate of Incorporation*	S‑1	33-98832	11/1/1995	3.01
4.02	Amended and Restated By-Laws of the Registrant, as amended on October 24, 2012	8‑K	001-14130	10/26/2012	3.1
4.03	Specimen of Class A Common Stock Certificate*	S‑1	33-98832	11/1/1995	4.01
5.01	Opinion of Venable LLP					X
23.01	Consent of Venable LLP (included in Exhibit 5.01)					X
23.02	Consent of Ernst & Young, LLP, Independent Registered Public Accounting Firm					X
24.01	Power of Attorney (included on the signature page to this Registration Statement on Form S-8)
99.01	Amended and Restated Associate Stock Purchase Plan of the Registrant, as amended and restated effective January 27, 2021	DEF 14A	001-14130	12/17/2020	Annex A

*Exhibits originally filed in paper

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Melville, State of New York, on this 27th day of January, 2021.

MSC Industrial Direct Co., Inc.

By:	/s/ Erik Gershwind
Erik Gershwind President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Erik Gershwind and Kristen Actis-Grande, and each of them acting individually, as his or her true and lawful attorney-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts shall together constitute one and the same instrument.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Erik Gershwind	President and Chief Executive Officer	January 27, 2021
Erik Gershwind	(Principal Executive Officer) and Director

/s/ Kristen Actis-Grande	Executive Vice President and Chief	January 27, 2021
Kristen Actis-Grande	Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Mitchell Jacobson	Chairman of the Board of Directors	January 27, 2021
Mitchell Jacobson

/s/ Louise Goeser	Director	January 27, 2021
Louise Goeser

/s/ Michael Kaufmann	Director	January 27, 2021
Michael Kaufmann

/s/ Steven Paladino	Director	January 27, 2021
Steven Paladino

/s/ Philip Peller	Director	January 27, 2021
Philip Peller

/s/ Rudina Seseri	Director	January 27, 2021
Rudina Seseri